Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Announces Completion of Corporate Re-Domestication to
    Ontario, Canada and Implementation of Shareholder Rights Plan

    TORONTO, July 2 /CNW/ - Western Goldfields, Inc. ("WGI Idaho"), (TSX:WGI,
OTC BB:WGDF.OB) is pleased to announce that it has changed its jurisdiction of incorporation from Idaho to Ontario, Canada by way of a reorganization transaction effective June 29, 2007. The shareholders of WGI Idaho will, as a consequence of the reorganization, become shareholders of Western Goldfields
Inc. ("WGI Ontario") which was a wholly-owned subsidiary of WGI Idaho prior to the reorganization. The reorganization was approved at the annual and special meeting of shareholders of WGI Idaho held on June 19, 2007. The reorganization will allow the Company to take advantage of financial and other business opportunities that are not available under the current corporate structure, including the ability to complete transactions requiring shareholder approval more quickly, which would facilitate our corporate strategy of growth through acquisitions. All currency amounts are in U.S. dollars.
    Our common shares will continue to trade on the Toronto Stock Exchange under the symbol "WGI", and will continue to be quoted on the OTC Bulletin
Board. The new CUSIP number for our common shares is 95828P203 and the new
ISIN number is CA95828P2035.
    As a result of the reorganization, each currently outstanding share certificate representing shares of WGI Idaho will be deemed to represent the same number of shares of WGI Ontario. Shareholders do not need to exchange their share certificates of WGI Idaho as a result of this transaction. There are a limited number of shareholders who held share certificates of WGI Idaho prior to the reorganization bearing a legend for United States purposes.
Subject to certain conditions, these shareholders may replace their share certificates for new unlegended WGI Ontario share certificates by sending their certificates and a written legend removal request to Computershare
Investor Services, Inc., at 100 University Avenue, Toronto, Ontario, M5J 2Y1.
    In addition, we are pleased to announce that our Shareholder Rights Plan, which was overwhelmingly approved by our shareholders at our annual and special meeting, has been made effective.
    Prior to the reorganization, directors and officers of the Company exercised 2.15 million warrants from the February 2006 private placement for approximately $1.0 million. This increases the insiders' ownership from 5.1%
to 6.8% of issued and outstanding common shares.

    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol
WGDF.OB. The Company currently has 116,892,668 common shares issued and outstanding and 143,106,483 shares of common stock on a fully diluted basis.
For further details, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    This information does not constitute an offer of any securities for sale, or an offer or invitation to purchase any securities. In connection with the reorganization, a registration statement on form S-4 has been filed with the
Securities and Exchange Commission ("SEC") containing a form of proxy statement/prospectus. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the reorganization, because it contains important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about the proposed reorganization, without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Western Goldfields
Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada
M4W 3E2, Attention: Julie Taylor, telephone: (416) 324-6015.
    Western Goldfields, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the reorganization. Information concerning Western Goldfields, Inc.'s participants in the solicitation is set forth in Western Goldfields, Inc.'s proxy statements and annual reports on Form 10-KSB, filed with the SEC, and in the aforementioned proxy statement/prospectus relating to the reorganization.

    %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and Chief Executive Officer, (416)
324-6005, rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial
Officer, (416) 324-6002, bpenny(at)westerngoldfields.com; Julie Taylor Pantziris,
Director, Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 08:00e 02-JUL-07